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                                                                    EXHIBIT 99.1

NEWS RELEASE
COMPUWARE CORPORATION
                                                                (COMPUWARE LOGO)
Corporate Headquarters
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300

FOR IMMEDIATE RELEASE
APRIL 4, 2006

             COMPUWARE ADDS BUSINESS REQUIREMENTS MANAGEMENT THROUGH
                            ACQUISITION OF STEELTRACE

ACQUISITION AUGMENTS COMPUWARE'S ABILITY TO HELP IT DELIVER BETTER APPLICATIONS
                             TO THE BUSINESS, FASTER


DETROIT--April 4, 2006--Compuware Corporation (NASDAQ: CPWR) today announced that it has signed a definitive agreement to acquire privately held SteelTrace of Dublin, Ireland for approximately $20 million in cash. All of SteelTrace's current employees will join Compuware as a result of this transaction.

Effective requirements management--the process of capturing and translating business needs into a functioning IT system--has been identified as a critical foundation for IT project success. SteelTrace aligns application delivery to business needs through a structured, visual approach to the management of enterprise application requirements.

"Requirements represent the medium of exchange between IT and the business," said John Williams, Senior Vice President, Product Management and Strategy, Compuware Corporation. "The addition of SteelTrace to the Compuware family of Application Delivery Management solutions will allow us to help applications organizations more effectively collaborate with their business customers and deliver better applications, faster."

By enabling requirements traceability throughout the application delivery process, SteelTrace dramatically increases the ability of application projects to realize business objectives. SteelTrace also complements and extends Compuware's Changepoint IT Portfolio Management solution, helping ensure the effective management and delivery of IT project portfolios with greater predictability and control.

"This transaction represents the natural progression of our long-term relationship with Compuware," said Fergal McGovern, Founder and Chief Technology Officer, SteelTrace. "SteelTrace is already integrated with key Compuware development and quality assurance solutions, enabling both SteelTrace and Compuware customers to obtain immediate value from this transaction."

STEELTRACE

SteelTrace is a business requirements management tool that enables all business and technology stakeholders to work collaboratively to understand, define, communicate and manage application requirements throughout the lifecycle. SteelTrace's rich functionality and ease of use ensures the delivery of applications that fully meet business needs. Application requirements are captured with ease, documented and flexibly managed throughout the application delivery cycle. Every project stakeholder can communicate in a common, understandable


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Compuware Adds Business Requirements Management Through Acquisition of
 SteelTrace
April 4, 2006


format--including business sponsors, business analysts, project managers, architects, developers and QA teams. Learn more about SteelTrace at www.steeltrace.com.

COMPUWARE CORPORATION

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

                                       ###


FOR SALES OR MARKETING INFORMATION

Compuware Corporation, One Campus Martius, Detroit, MI, 48226, 800-521-9353, http://www.compuware.com

STEELTRACE PRESS CONTACT

Katherine Lucey, +353 87 811 7541, katherine.lucey@steeltrace.com

COMPUWARE PRESS CONTACT

Lisa Elkin, Compuware Corporation, 313-227-7345, lisa.elkin@compuware.com

Compuware is a registered trademark of Compuware Corporation. All other product and company names are trademarks or registered trademarks of their respective owners.

Certain statements in this press release and announcement may constitute forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Compuware's expectations in these statements. For more information about other risks that could affect the forward-looking statements herein, please see Compuware's most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Compuware expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.